Filed Pursuant to Rule 433
                                                     Registration No. 333-147919
                                                         File No.: 333-147919-01

                          New Issue Marketing Materials
                                 $ [387,001,595]

                   National City Mortgage Capital Trust 2008-1
                                 Issuing Entity

                Mortgage Pass-Through Certificates, Series 2008-1

                           National City Mortgage Co.
                   Sponsor, Mortgage Loan Seller and Servicer

                             Wells Fargo Bank, N.A.
                                     Trustee

                       National City Mortgage Capital LLC
                                    Depositor

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-367-9305 (and dialing extension 54372) or by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES. JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2008 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

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National City Mortgage Capital Trust 2008-1                    February 12, 2008
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                                  Contact List

                                  JPMorgan MBS
--------------------------------------------------------------------------------
Origination:            Robert Shugrue    212-834-9075
                        Matthew Wong      212-834-5709
                        Carla Schriver    212-834-5257
                        Steven Wang       212-834-5833

Trading / Structuring   Dan Lonski        212-834-2499
                        Eric Norquist     212-834-2499
                        Meg McClellan     212-834-2499

                             Rating Agency Contacts
--------------------------------------------------------------------------------
Standard & Poor's       Michael Listner   212-438-2788
                        Chuye Ren         212-438-3865

Fitch Ratings           Vanessa Purwin    212-908-0269

                  ---------------------------------------------

                         Please Direct All Questions to

                                    Matt Wong
                           matthew.e.wong@jpmorgan.com
                                  212-834-5709

                                 Carla Schriver
                          carla.j.schriver@jpmorgan.com
                                  212-834-5257

                  ---------------------------------------------


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National City Mortgage Capital Trust 2008-1                    February 12, 2008
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                                  Bond Summary

                                 $[387,001,595]

                    (Approximate, Subject to +/- 5% Variance)

                   National City Mortgage Capital Trust 2008-1

                Mortgage Pass-Through Certificates, Series 2008-1

                                                                            Estimated
                          Related                       Initial Pass         Initial
                           Loan     Approximate(1)    Through-Rate(3)     Subordination   Expected Ratings
Class     Designation      Group       Size ($)      (4)(5)(6)(7)(8)(9)     Level(2)        S&P/Fitch(2)
-----   ---------------   -------   --------------   ------------------   -------------   ----------------
1-A-1    Super Senior           1      115,579,000                5.750      [10.50]         AAA / AAA
1-A-2   Senior Support          1        6,779,900                6.187      [5.25]          AAA / AAA
1-A-3     Senior / IO           1      115,579,000                0.437      [5.25]          AAA / AAA
2-A-1    Super Senior           2      242,322,000                6.000      [7.25]          AAA / AAA
2-A-2   Senior Support          2       11,398,000                6.000      [2.90]          AAA / AAA
2-IO      Senior / IO           2       22,356,241                6.000      [2.90]          AAA / AAA
2-PO      Senior / PO           2          710,495                 N/A       [2.90]          AAA / AAA
1-B-1     Subordinate           1        2,905,900                6.187      [3.00]           AA / AA
1-B-2     Subordinate           1        1,291,400                6.187      [2.00]            A / A
1-B-3     Subordinate           1          774,900                6.187      [1.40]          BBB / BBB
2-B-1     Subordinate           2        3,013,000                6.000      [1.75]           AA / AA
2-B-2     Subordinate           2        1,572,000                6.000      [1.15]            A / A
2-B-3     Subordinate           2          655,000                6.000      [0.90]          BBB / BBB
1-A-R   Senior/Residual         1                                     Not offered hereby
1-B-4     Subordinate           1                                     Not offered hereby
1-B-5     Subordinate           1                                     Not offered hereby
1-B-6     Subordinate           1                                     Not offered hereby
2-B-4     Subordinate           2                                     Not offered hereby
2-B-5     Subordinate           2                                     Not offered hereby
2-B-6     Subordinate           2                                     Not offered hereby

(1) Bond sizes subject to a variance of plus or minus 5%. The size of the Class 1-A-3 and Class 2-IO Certificates represents a notional balance.

(2) Ratings and initial subordination levels are subject to change upon final confirmation from S&P and Fitch. The Class 1-A-1 and Class 2-A-1 Certificates benefit from additional credit support provided by the Class 1-A-2 and Class 2-A-2 Certificates, respectively.

(3) On or before the Distribution Date in November 2012, the pass-through rate on the Class 1-A-1 Certificates will equal the lesser of (a) a fixed rate equal to 5.750% per annum and (b) a per annum rate equal to the weighted average Net Mortgage Interest Rates of the Group 1 Mortgage Loans (the "Group 1 Net WAC") as described herein. On and after the Distribution Date in December 2012, the pass-through rate on the Class 1-A-1 will equal the Group 1 Net WAC

(4) The pass-through rates for the Class 1-A-2 Certificates will be equal to the Group 1 Net WAC.

(5) On or before the Distribution Date in November 2012, the pass through rate on the Class 1-A-3 Certificates will be equal to the excess (if any) of the Group 1 Net WAC over a fixed rate equal to 5.750% per annum. On and after the Distribution Date in December 2012, the pass-through rate on the Class 1-A-3 will equal zero and the Class 1-A-3 Certificates will not be entitled to any interest distribution.

(6) The pass-through rate for Group 2 Senior Certificates will be a per annum rate equal to 6.000%.

(7) The pass-through rate for the Class 2-IO Certificates will be a per annum rate equal to 6.000%.

(8) The Class 2-PO Certificates will only be entitled to principal distributions and will not receive any interest distributions.

(9) The pass-through rate for the Group 1 Subordinate Certificates will be equal to the Group 1 Net WAC, and the pass-through rate for the Group 2 Subordinate Certificates will be a per annum rate equal to 6.000%.

Please see "Summary of Terms" herein for definitions of all capitalized terms used herein but not otherwise defined.


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National City Mortgage Capital Trust 2008-1                    February 12, 2008
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                        Group 1 Mortgage Loan Statistics
                            (as of the Cut-off Date)

  All Collateral Statistics set forth in the table below and in the proceeding pages are approximate and subject to change based on final collateral

     Please refer to the Mortgage Loan Statistics section of this Term Sheet for more detailed collateral tables and statistics

                                           Total/
Summary Statistics                    Weighted Average      Minimum        Maximum
-----------------------------------   ----------------    -----------   -------------
Aggregate Stated Principal Balance:    $129,139,164.57    $357,290.58   $3,000,000.00
Number of Mortgage Loans:                          192
Average Stated Principal Balance:          $672,599.82
Gross Coupon:                                    6.437%         5.500%          7.625%
Gross Margin:                                    2.250%         2.250%          2.250%
Rate Ceiling:                                   11.437%        10.500%         12.625%
Months to Next Rate Adjustment:                     57             51              60
Credit Score(1):                                   757            637             813
Original LTV(2):                                 67.77%         17.48%          95.00%
Combined Original LTV(3):                        72.18%         17.48%          95.00%
Original Term:                              360 months     360 months      360 months
Stated Remaining Term:                      357 months     351 months      360 months
Loan Age:                                    3 months       0 months        9 months
Percent Interest Only Loans:                     90.77%

(1) Represents the weighted average of the Credit Scores at the time of origination, provided however, that certain mortgage loans have updated Credit Scores as further described in the accompanying Free Writing Prospectus.

(2) Original LTV is calculated as a percentage, equal to (i) the original principal balance of the mortgage loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the related originator at origination of the mortgage loan, provided however, that certain mortgage loans have updated appraisal values as further described in the accompanying Free Writing Prospectus, and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property.

(3) Although all of the Group 1 Mortgage Loans are secured by first liens, this table sets forth the Combined Original LTV of certain Group 1 Mortgage Loans having second lien mortgages as of the time of origination. The "Combined Original Loan-to-Value Ratio" of any Mortgage Loan will not reflect the presence or amount of any second lien mortgage loan secured by the same mortgaged property if the applicable originator does not have sufficient information to provide the relevant second lien mortgage loan information. Typically, such information will not be available if, for example, the related second lien mortgage loan was made by a party other than the applicable originator or the related Mortgage Loan is a refinancing of an existing mortgage loan. Combined Original LTV is calculated as a percentage equal to (i) the original principal balance of the first lien and all known second liens at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the related originator at origination of the mortgage loan, provided however, that certain mortgage loans have updated appraisal values as further described in the accompanying Free Writing Prospectus, and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property.


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                        Group 2 Mortgage Loan Statistics
                            (as of the Cut-off Date)

  All Collateral Statistics set forth in the table below and in the proceeding pages are approximate and subject to change based on final collateral

     Please refer to the Mortgage Loan Statistics section of this Term Sheet for more detailed collateral tables and statistics

                                           Total/
Summary Statistics                    Weighted Average      Minimum        Maximum
-----------------------------------   ----------------    -----------   -------------
Aggregate Stated Principal Balance:    $262,029,154.53    $129,665.95   $1,998,278.03
Number of Mortgage Loans:                          388
Average Stated Principal Balance:          $675,332.87
Gross Coupon:                                    6.748%         5.500%          8.625%
Credit Score(1):                                   760            623             818
Original LTV(2):                                 71.16%          8.50%          95.00%
Combined Original LTV(3):                        74.89%          8.50%          99.15%
Original Term:                              360 months     347 months      360 months
Stated Remaining Term:                      358 months     347 months      360 months
Loan Age:                                    2 months       0 months        11 months
Percent Interest Only Loans:                     15.61%

(1) Represents the weighted average of the Credit Scores at the time of origination, provided however, that certain mortgage loans have updated Credit Scores as further described in the accompanying Free Writing Prospectus.

(2) Original LTV is calculated as a percentage, equal to (i) the original principal balance of the mortgage loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the related originator at origination of the mortgage loan, provided however, that certain mortgage loans have updated appraisal values as further described in the accompanying Free Writing Prospectus, and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property.

(3) Although all of the Group 1 Mortgage Loans are secured by first liens, this table sets forth the Combined Original LTV of certain Group 1 Mortgage Loans having second lien mortgages as of the time of origination. The "Combined Original Loan-to-Value Ratio" of any Mortgage Loan will not reflect the presence or amount of any second lien mortgage loan secured by the same mortgaged property if the applicable originator does not have sufficient information to provide the relevant second lien mortgage loan information. Typically, such information will not be available if, for example, the related second lien mortgage loan was made by a party other than the applicable originator or the related Mortgage Loan is a refinancing of an existing mortgage loan. Combined Original LTV is calculated as a percentage equal to (i) the original principal balance of the first lien and all known second liens at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the related originator at origination of the mortgage loan, provided however, that certain mortgage loans have updated appraisal values as further described in the accompanying Free Writing Prospectus, and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property.


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                                  Deal Summary

Issuing Entity                National City Mortgage Capital Trust 2008-1

Offered Certificates          The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                              2-A-1, Class 2-A-2, Class 2-PO, Class 2-IO, Class
                              1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1,
                              Class 2-B-2 and Class 2-B-3 Certificates are the
                              "Offered Certificates". The issuing entity will publicly offer one additional class of Certificates, the Class 1-A-R Certificates, which are not offered hereby.

                              Group 1 Senior
                              Certificates:          The Class 1-A-1, Class
                                                     1-A-2, Class 1-A-3 and
                                                     Class 1-A-R Certificates.

                              Group 2 Senior
                              Certificates:          The Class 2-A-1, Class
                                                     2-A-2, Class 2-PO and Class
                                                     2-IO Certificates.

                              Group 1 Subordinate
                              Certificates:          The Class 1-B-1, Class
                                                     1-B-2, Class 1-B-3 Class
                                                     1-B-4, Class 1-B-5 and
                                                     Class 1-B-6 Certificates.

                              Group 2 Subordinate
                              Certificates:          The Class 2-B-1, Class
                                                     2-B-2, Class 2-B-3 Class
                                                     2-B-4, Class 2-B-5 and
                                                     Class 2-B-6 Certificates.

                              Group 1:               The Group 1 Senior
                                                     Certificates and the Group
                                                     1 Subordinate Certificates.

                              Group 2:               The Group 2 Senior
                                                     Certificates and the Group
                                                     2 Subordinate Certificates.

                              Senior Certificates:   The Group 1 and Group 2
                                                     Senior Certificates.

                              Subordinate
                              Certificates:          The Group 1 and Group 2
                                                     Subordinate Certificates.

Non-Offered Certificates      In addition to the Offered Certificates, the
                              issuing entity will issue six other classes of certificates related to the mortgage loans, the Class 1-B-4, Class 1-B-5, Class 1-B-6, Class
                              2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

Mortgage Loans                Two loan groups, one of which consists of
                              conventional, adjustable rate mortgage loans secured by first liens on one-to four family residential properties (including cooperatives and condominiums) and one of which consists of conventional, fixed-rate mortgage loans secured by first liens on one-to four family residential properties (including cooperatives and condominiums), in each case as further described herein. There will be no cross-collateralization between the two loan groups.

Lead Underwriter              J.P. Morgan Securities Inc.

Co-Underwriter                NatCity Investments, Inc.

Rating Agencies               Fitch, Inc ("Fitch") and Standard & Poor's Ratings
                              Services, a division of the McGraw-Hill Companies, Inc. ("S&P")

Mortgage Loan Seller          National City Mortgage Co.

Depositor                     National City Mortgage Capital LLC

Trustee                       Wells Fargo Bank, N.A.

Sponsor and Servicer          National City Mortgage Co.

Cut-off Date                  February 1, 2008

Closing Date                  On or around February [28], 2008. As part of the
                              structuring assumptions, the Closing Date is assumed to be February 29, 2008.


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Optional Termination          On any Distribution Date on or after the
                              Distribution Date on which the aggregate outstanding principal balance of the Group 1 Mortgage Loans is less than 5% of the aggregate principal balance of the Group 1 Mortgage Loans, as of the Cut-off Date, the Servicer will have the option to purchase all of the Group 1 Mortgage Loans, thereby causing an early retirement of the certificates in Loan Group 1.

                              On any Distribution Date on or after the Distribution Date on which the aggregate outstanding principal balance of the Group 2 Mortgage Loans is less than 5% of the aggregate principal balance of the Group 2 Mortgage Loans, as of the Cut-off Date, as described herein, the Servicer will have the option to purchase all of the Group 2 Mortgage Loans, thereby causing an early retirement of the certificates related to Loan Group 2.

Pricing Prepayment Speed      The Pricing Prepayment Speed on the Group 1 Senior
                              Certificates will be 25 CPB. The Pricing
                              Prepayment Speed on the Group 1 Subordinate
                              Certificates will be 25 CPR.

                              The Pricing Prepayment Speed on the offered Group 2 Certificates will be 250 PSA.

Tax Treatment                 The Issuing Entity will be treated as a REMIC and
                              the Offered Certificates will represent REMIC regular interests for U.S. federal income tax purposes.

ERISA Eligibility             Subject to important considerations in the related
                              offering document, the Offered Certificates are expected to be ERISA eligible.

SMMEA Eligibility             Generally, the Senior Certificates and the Class
                              1-B-1 and Class 2-B-1 Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                              Enhancement Act of 1984, as amended, ("SMMEA"), so long as they are rated in one of the two highest categories by at least one nationally recognized statistical rating agency. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.


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National City Mortgage Capital Trust 2008-1                    February 12, 2008
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Priority of Distributions

Distributions of Interest

            General. On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

            The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Loan Group.

            Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated among all classes of Senior Certificates of the related Loan Group and all classes of Subordinate Certificates of the related Loan Group proportionately based on Current Interest otherwise distributable thereon on such Distribution Date.

            If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Loan Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date but will not bear interest. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Loan Group were exceptionally high or were concentrated in a particular month.

            Pass-Through Rates. The Pass-Through Rate for each Accrual Period for each class of Certificates is as follows:

(A) On or before the Distribution Date in November 2012, the Pass-Through Rate applicable to the Class 1-A-1 Certificates will equal the lesser of (a) a fixed rate equal to 5.750% per annum and (b) the Group 1 Net WAC. On and after the Distribution Date in December 2012, the Pass-Through Rate on the Class 1-A-1 Certificates will equal the Group 1 Net WAC.

(B) The Pass-Through Rate applicable to the Class 1-A-2, Class 1-A-R, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates will equal the Group 1 Net WAC.

(C) On or before the Distribution Date in November 2012, the Pass-Through Rate applicable to the Class 1-A-3 Certificates will equal the excess (if any) of the Group 1 Net WAC over a fixed rate equal to 5.750% per annum. On and after the Distribution Date in December 2012, the Pass-Through Rate on the Class 1-A-3 Certificates will equal zero and the Class 1-A-3 Certificates will not be entitled to any Interest Distribution Amounts.

(D) The Pass-Through Rate applicable to the Class 2-A-1 and Class 2-A-2 Certificates will be a per annum fixed rate equal to 6.000%.

(E) The Pass-Through Rate applicable to the Class 2-IO Certificates will be a per annum rate equal to 6.000%.

(F)   The Class 2-PO will not be entitled to interest distributions.

(G) The Pass-Through Rate applicable to the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates will be a per annum rate equal to 6.000%.


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Distributions of Principal

            General: All payments and other amounts received in respect of principal of the Group 1 Mortgage Loans or Group 2 Mortgage Loans, as applicable, will be allocated between the related Senior Certificates and the related Subordinate Certificates as follows:

            Senior Principal Distribution Amount: On each Distribution Date, the related Loan Group's Pool Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Loan Group will be distributed as principal on the Senior Certificates of such Loan Group, up to the related Senior Principal Distribution Amount. The Senior Principal Distribution Amount will, in part, be based on the related Senior Prepayment Percentage for such Distribution Date for such Loan Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Loan Group for the first seven years with respect to Loan Group 1 or five years with respect to Loan Group 2, beginning with the first Distribution Date. This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of Loan Group 1 or Loan Group 2, as applicable, evidenced by the related Subordinate Certificates. Increasing the interest of the related Subordinate Certificates relative to that of the Senior Certificates of a related Loan Group is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

            Subordinate Principal Distribution Amount. Except as provided in the next paragraph, from the Pool Distribution Amount remaining after the payment of interest and principal to the related Senior Certificates and any related Subordinate Certificate ranking in higher priority each related class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of each Subordinate Principal Distribution Amount from Loan Group 1 or Loan Group 2, as applicable. Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with Class 1-B-1 Certificates or Class 2-B-1 Certificates, as applicable, until each such class has received its pro rata share for that Distribution Date. Distributions of each such class' share of the Subordinate Principal Distribution Amount from Loan Group 1 or Loan Group 2, as applicable, will be made only after payments of interest and principal to each related class ranking senior to such class, and interest to such class, have been paid.

            With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all related classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Group 1 Mortgage Loans or Group 2 Mortgage Loans, as applicable, will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any related classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Balances, and distributed in the order described above.

            The approximate original Applicable Credit Support Percentages for the Group 1 Subordinate Certificates are expected to be as follows:

            1-B-1......................   [5.25]%
            1-B-2......................   [3.00]%
            1-B-3......................   [2.00]%
            1-B-4......................   [1.40]%
            1-B-5......................   [0.75]%
            1-B-6......................   [0.50]%

            The approximate original Applicable Credit Support Percentages for the Group 2 Subordinate Certificates are expected to be as follows:

            2-B-1......................   [2.90]%
            2-B-2......................   [1.75]%
            2-B-3......................   [1.15]%
            2-B-4......................   [0.90]%
            2-B-5......................   [0.45]%
            2-B-6......................   [0.30]%


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            Priority of Distributions. On each Distribution Date, the Pool
Distribution Amount from the related Loan Group will be allocated among the related classes of Senior and Subordinate Certificates in the following order of priority:

1. Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates;

2.    Concurrently,

      a. To the Class 1-A-R, Class 1-A-1 and Class 1-A-2 Certificates, the Senior Principal Distribution Amount for Loan Group 1, sequentially as follows:

            i. To the Class 1-A-R Certificate until its Class Balance has been reduced to zero,

            ii.   To the Class 1-A-1 and Class 1-A-2 Certificates, pro rata.

      b. To the Class 2-PO Certificates, the Class 2-PO Principal Distribution Amount,

      c. To the Class 2-A-1 and Class 2-A-2, the Senior Principal Distribution Amount for Loan Group 2 (other than the portion of principal received on the Class PO Fraction), pro-rata,

3.    Concurrently,

      a. To the Group 1 Subordinate Certificates, in the following order of priority:

            i. the Class 1-B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            ii. to the Class 1-B-1 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 1, until its Class Balance has been reduced to zero;

            iii. to the Class 1-B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            iv. to the Class 1-B-2 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 1, until its Class Balance has been reduced to zero;

            v. to the Class 1-B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            vi. to the Class 1-B-3 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 1, until its Class Balance has been reduced to zero;

            vii. to the Class 1-B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            viii. to the Class 1-B-4 Certificates, such class' Subordinate Class
                  Percentage of the Subordinate Principal Distribution Amount for Loan Group 1, until its Class Balance has been reduced to zero;

            ix. to the Class 1-B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            x. to the Class 1-B-5 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 1, until its Class Balance has been reduced to zero;

            xi. to the Class 1-B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

            xii. to the Class 1-B-6 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 1, until its Class Balance has been reduced to zero; and


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      b.    To the Group 2 Subordinate Certificates, in the following order of priority:

            i. the Class 2-B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            ii. to the Class 2-B-1 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 2, until its Class Balance has been reduced to zero;

            iii. to the Class 2-B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            iv. to the Class 2-B-2 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 2, until its Class Balance has been reduced to zero;

            v. to the Class 2-B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            vi. to the Class 2-B-3 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 2, until its Class Balance has been reduced to zero;

            vii. to the Class 2-B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            viii. to the Class 2-B-4 Certificates, such class' Subordinate Class
                  Percentage of the Subordinate Principal Distribution Amount for Loan Group 2, until its Class Balance has been reduced to zero;

            ix. to the Class 2-B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            x. to the Class 2-B-5 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 2, until its Class Balance has been reduced to zero;

            xi. to the Class 2-B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

            xii. to the Class 2-B-6 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Loan Group 2, until its Class Balance has been reduced to zero;

4. To the Class 1-A-R Certificate, any remaining amount of the Pool Distribution Amount from the Mortgage Loans in the aggregate.

  There is no cross-collateralization between the certificates related to Loan
                            Group 1 and Loan Group 2.


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Allocation of Realized Losses:

            With respect to Loan Group 2, on each Distribution Date, the applicable Class PO Fraction of any Realized Loss on a Discount Mortgage Loan will be allocated to the Class 2-PO Certificates until its Class Balance is reduced to zero. To the extent funds are available on that Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, the Class PO Deferred Amount will be paid to the Class 2-PO Certificates, prior to distributions on the Subordinate Certificates. Any distribution of Class PO Deferred Amounts will not further reduce the Class Balance of the Class 2-PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Balance of the class of Group 2 Subordinate Certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the applicable Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created or paid to the Class 2-PO Certificates.

            If a Realized Loss occurs on the Mortgage Loans, other than the Class PO Fraction with respect to Group 2, then, on each Distribution Date that Realized Loss will be allocated first, to reduce the Class Balance of each class of related Subordinate Certificates, in reverse order of priority, until the Class Balance thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class 1-B-6 or Class 2-B-6 Certificates, as applicable, while those Certificates are outstanding, then to the Class 1-B-5 or Class 2-B-5 Certificates, as applicable, and so forth) and second, to the Senior Certificates related to the Loan Group sustaining such losses, pro rata on the basis of their respective Class Balances, subject to the exceptions described in the second succeeding paragraph.

            Notwithstanding the foregoing, any Realized Losses (i) on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until the Class Balance of the Class 1-A-2 Certificates has been reduced to zero, and
(ii) on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until the Class Balance of the Class 2-A-2 Certificates has been reduced to zero.


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                                Summary of Terms

Accrual Period                With respect to any Distribution Date, the
                              calendar month immediately preceding the month in which the related Distribution Date occurs.

Applicable Credit
Support Percentage            For each class of Subordinate Certificates and any
                              Distribution Date, the sum of the Class
                              Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.

Class 2-PO Principal
Distribution Amount           With respect to each Distribution Date and Loan
                              Group 2, a portion of the Pool Distribution Amount for Loan Group 2 for such Distribution Date equal to the applicable Class PO Fraction of the sum of
                              (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including Liquidation
                              Proceeds), in each case, on or in respect of each Group 2 Mortgage Loan for that Distribution Date.

Class Balance                 For any Class of Certificates, its principal
                              balance as of the Closing Date as reduced by all amounts previously distributed on that Class in respect of principal and the principal portion of any Realized Losses previously allocated to that Class; provided, however, that the Class Balance of each Class of Certificates as to which Realized
                              Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of subsequent recoveries on the Mortgage Loans in the related Loan Group distributed as principal to any related Class, but not by more than the amount of Realized Losses previously allocated to reduce the Class Balance of such Class.

Class Subordination
Percentage                    For any Distribution Date and each class of
                              Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class
                              Balance of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Balance of all Certificates.

Class PO Fraction             With respect to each Discount Mortgage Loan, a
                              fraction, the numerator of which is 6.000% minus the Net Mortgage Interest Rate of the related
                              Group 2 Mortgage Loan and the denominator of which is the 6.000%.

Class PO Deferred Amount      With respect to any Distribution Date, the sum of
                              (i) principal in an amount equal to the applicable
                              Class PO Fraction of any loss on a Discount
                              Mortgage Loan incurred in the previous calendar month and (ii) the sum of the amounts, if any, by which the amount described in subclause (i) on each prior Distribution Date exceeded the amount actually distributed on those prior Distribution
                              Dates and not subsequently distributed.

CPB CPB represents CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

CPR The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

Current Interest              For each class of Certificates on any Distribution
                              Date, the amount of interest accrued during the related Accrual Period on the related Class
                              Balance immediately prior to that Distribution
                              Date at the applicable Pass-Through Rate.

Debt Service Reduction        With respect to any mortgage loan, a reduction in
                              its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.

Deficient Valuation           A proceeding under the United States Bankruptcy
                              Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Discount Mortgage Loan        The Group 2 Mortgage Loans that have a Net
                              Mortgage Interest Rate less than 6.000%.


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Distribution Date             25th day of each month (or the next business day
                              if the 25th is not a business day), commencing in March 2008.

Due Date For a Mortgage Loan, the date specified in the related mortgage note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period                    With respect to a Mortgage Loan and any
                              Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Exchangeable
Certificates                  Subject to market demand, the Class 1-A-1, Class
                              1-A-3 and Class 2-A-1 Certificates may be exchangeable for a class or a combination of classes of exchangeable certificates.

Group 1 Mortgage Loans        The Mortgage Loans included in Loan Group 1. Each
                              Mortgage Loan in Loan Group 1 provides for adjustments to the mortgage interest rate at the end of a five-year fixed rate period and then annually thereafter.

Group 1 Net WAC               As of any Distribution Date, a per annum rate
                              equal to the weighted average of the Net Mortgage
                              Interest Rates of the Group 1 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution
                              Date, weighted on the basis of their Stated
                              Principal Balances as of that date (after giving effect to principal prepayments in the Prepayment
                              Period related to that Distribution Date).

Group 1 Senior
Prepayment Percentage:        With respect to Loan Group 1 and any Distribution
                              Date:

                              Distribution Date           Group 1 Senior
                              Occurring In             Prepayment Percentage
                              ------------------   -----------------------------
                              March 2008 through   100%
                              February 2015

                              March 2015 through   the applicable Senior
                              February 2016        Percentage, plus 70% of the
                                                   applicable Subordinate
                                                   Percentage;

                              March 2016 through   the applicable Senior
                              February 2017        Percentage, plus 60% of the
                                                   applicable Subordinate
                                                   Percentage;

                              March 2017 through   the applicable Senior
                              February 2018        Percentage, plus 40% of the
                                                   applicable Subordinate
                                                   Percentage;

                              March 2018 through   the applicable Senior
                              February 2019        Percentage, plus 20% of the
                                                   applicable Subordinate
                                                   Percentage; and

                              March 2019 and       the applicable Senior
                              thereafter           Percentage.


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                              If, however:

                                       (i) on any Distribution Date the Senior
                                       Percentage for Loan Group 1 exceeds the
                                       Senior Percentage for Loan Group 1
                                       calculated on the Closing Date, then the Group 1 Senior Prepayment Percentage for that Distribution Date will equal 100%; or

                                       (ii) on any Distribution Date prior to
                                       the March 2011 Distribution Date, before any distributions are made, the Subordinate Percentage for Loan Group 1 is greater than or equal to twice the Subordinate Percentage for such Loan Group calculated on the Closing Date, then the Group 1 Senior Prepayment Percentage for that Distribution Date will equal the Senior Percentage for group 1 plus 50% of the Subordinate Percentage for Loan Group 1; or

                                       (iii) on any Distribution Date on or
                                       after the March 2011 Distribution Date,
                                       before any distributions are made, the
                                       Subordinate Percentage for Loan Group 1
                                       is greater than or equal to twice the
                                       Subordinate Percentage for Loan Group 1
                                       calculated on the Closing Date, then the Group 1 Senior Prepayment Percentage for that Distribution Date will equal the Senior Percentage for Loan Group 1.

                              In addition, if on any Distribution Date as to which clause (ii) or (iii) above would apply, (i) the outstanding principal balance of Group 1 Mortgage Loans (including, for this purpose, any Group 1 Mortgage Loans in foreclosure, any related REO Property, any Group 1 Mortgage Loan for which the borrower has filed for bankruptcy after the Closing Date and any Group 1 Mortgage Loans that were the subject of a servicer modification within twelve months prior to such Distribution Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the sum of the Class Balances of the Group 1 Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative Realized Losses on the Group 1 Mortgage Loans exceed the percentages of the sum of the Class Balances of the Group 1 Subordinate Certificates on the Closing Date (the "Group 1 Original Subordinate Principal Balance") indicated below:

                                                                 Percentage of
                                                                Group 1 Original
                                                                  Subordinate
                                                                   Principal
                              Distribution Date Occurring In        Balance
                              --------------------------------  ---------------
                              March 2015 through February 2016               30%
                              March 2016 through February 2017               35%
                              March 2017 through February 2018               40%
                              March 2018 through February 2019               45%
                              March 2019 and thereafter                      50%

                              then no decrease in the share of the applicable Subordinate Percentage (for calculating the Group 1 Senior Prepayment Percentage) will occur, and the Group 1 Senior Prepayment Percentages will be calculated without taking into account clause (ii) or (iii) of the paragraph above.

Group 1 Subordinate
Amount For any Distribution Date, the excess of the Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Balances of the Group 1 Senior Certificates immediately before such Distribution Date.

Group 1 Subordinate
Percentage                    With respect to Group 1 and each distribution date
                              100% minus the related Senior Percentage for such Loan Group on such Distribution Date.

Group 2 Mortgage Loans        The Mortgage Loans included in Loan Group 2. All
                              Mortgage Loans in Mortgage Group 2 are fixed interest rate mortgage loans. Substantially all the Mortgage Loans in Mortgage Group 2 have an original term to maturity of thirty years.


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Group 2 Senior
Prepayment Percentage         With respect to Loan Group 2 and any Distribution
                              Date:

                              Distribution Date           Group 2 Senior
                              Occurring In             Prepayment Percentage
                              ------------------   -----------------------------
                              March 2008 through   100%
                              February 2013

                              March 2013 through   the applicable Senior
                              February 2014        Percentage, plus 70% of the
                                                   applicable Subordinate
                                                   Percentage;

                              March 2014 through   the applicable Senior
                              February 2015        Percentage, plus 60% of the
                                                   applicable Subordinate
                                                   Percentage;

                              March 2015 through   the applicable Senior
                              February 2016        Percentage, plus 40% of the
                                                   applicable Subordinate
                                                   Percentage;

                              March 2016 through   the applicable Senior
                              February 2017        Percentage, plus 20% of the
                                                   applicable Subordinate
                                                   Percentage; and

                              March 2017 and       the applicable Senior
                              thereafter           Percentage.

                              If, however, on any Distribution Date the Senior Percentage for Loan Group 2 exceeds the Senior Percentage for such Loan Group calculated on the Closing Date, then the Group 2 Senior Prepayment Percentage for that Distribution Date will equal 100%.

                              In addition, no decrease in the Group 2 Senior Prepayment Percentage will occur if the following occurs as of any Distribution Date as to which any such decrease applied: (i) the outstanding principal balance of all Group 2 Mortgage Loans (including, for this purpose, any Group 2 Mortgage Loans in foreclosure, any related REO Property, any Group 2 Mortgage Loan for which the borrower has filed for bankruptcy after the Closing Date and any Group 2 Mortgage Loans that were the subject of a servicer modification within twelve months prior to such Distribution Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the sum of the Class Balances of the Group 2 Subordinate Certificates, is equal to or greater than 50% or
                              (ii) cumulative Realized Losses on the Group 2 Mortgage Loans exceed the percentages of the sum of the Class Balances of the Group 2 Subordinate Certificates on the Closing Date (the "Group 2 Original Subordinate Principal Balance") indicated below:

                                                                 Percentage of
                                                                Group 2 Original
                                                                  Subordinate
                                                                   Principal
                              Distribution Date Occurring In        Balance
                              --------------------------------  ---------------
                              March 2013 through February 2014               30%
                              March 2014 through February 2015               35%
                              March 2015 through February 2016               40%
                              March 2016 through February 2017               45%
                              March 2017 and thereafter                      50%

Group 2 Subordinate
Amount For any Distribution Date, the excess of the Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Balances of the Group 2 Senior Certificates immediately before such Distribution Date.

Initial Subordination
Level For each class of Certificates a fraction, the numerator of which is the sum of the Class Balances of each Certificate providing credit enhancement to the related certificate and the denominator of which is the Class Balance of all Certificates in the related Loan Group.

Interest Distribution
Amount With respect to each class of Certificates and any Distribution Date, the Current Interest for that class on that Distribution Date as reduced by such class' share of Net Interest Shortfalls.

Interest Shortfall            With respect to any class of Certificates entitled
                              to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds
                              (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.


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Liquidated Mortgage Loan      Generally, a defaulted Mortgage Loan as to which
                              the Mortgage Loan or related REO property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the Servicer.

Loan Group                    Loan Group 1 or Loan Group 2, as the context
                              requires.

Loan Group 1                  The Mortgage Loans consisting of the Group 1
                              Mortgage Loans.

Loan Group 2                  The Mortgage Loans consisting of the Group 2
                              Mortgage Loans.

Mortgage Loans                The conventional, adjustable rate and fixed rate
                              mortgage loans secured by first liens on the mortgaged properties in the issuing entity as of the Closing Date.

Net Interest Shortfall        With respect to any Distribution Date and either
                              Loan Group, an amount equal to the sum of:

                                 o any Net Prepayment Interest Shortfalls for that Loan Group and Distribution Date; and

                                 o  Relief Act Reductions and the amount of
                                    interest that would otherwise have been
                                    received with respect to any Mortgage Loan in that Loan Group as a result of a special hazard loss, fraud loss, debt service reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the related Subordinate Certificates for those types of losses.

Net Mortgage Interest
Rate As to any Mortgage Loan and any Distribution Date, the mortgage rate less the servicing fee and any lender paid mortgage insurance premiums, as applicable.

Net Prepayment Interest
Shortfalls                    With respect to a Loan Group and any Distribution
                              Date, the amount by which a Prepayment Interest
                              Shortfall for the related Prepayment Period exceeds the amount that the servicer is obligated to remit pursuant to the Pooling and Servicing
                              Agreement to cover such shortfall for such Due
                              Period.

Non-PO Percentage             With respect to any Group 1 Mortgage Loan 100%.
                              The Non-PO Percentage with respect to any Group 2
                              Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 6.000% (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 6.000%. The Non-PO
                              Percentage with respect to any Group 2 Mortgage
                              Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 6.000% (each such Mortgage Loan, a "Premium Mortgage Loan") will be 100%.


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Non-PO Principal Amount       The "Non-PO Principal Amount" for a Distribution
                              Date and any Loan Group will equal the sum of the applicable Non-PO Percentage of:

                                 (a) all monthly payments of principal due on each Mortgage Loan in such Loan Group on the Due Date in the month of that Distribution Date;

                                 (b) the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Mortgage Loan Seller pursuant to the Pooling Agreement received during the calendar month preceding the month of that Distribution Date;

                                 (c) amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a defective mortgage loan in such Loan Group purchased or replaced by the Mortgage Loan Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

                                 (d) any Liquidation Proceeds (net of
                                 unreimbursed liquidation expenses, and
                                 unreimbursed Advances, if any) related to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

                                 (e) for each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Foreclosure Profits and net of unreimbursed liquidation expenses and, unreimbursed Advances, if any) related to principal received with respect to that Mortgage Loan; and

                                 (f) all partial and full principal prepayments on the Mortgage Loans in such Loan Group by borrowers received during the calendar month preceding the month of that Distribution Date.

                              The amounts described in clauses (a) through (d) are referred to as "Scheduled Principal Payments. The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

Pool Distribution Amount      With respect to each Loan Group and any
                              Distribution Date (as more fully described in the Pooling Agreement), generally the sum of the following amounts:

                                    (i) all scheduled installments of interest
                                    (net of the related Servicing Fee and any lender paid mortgage insurance premiums) and principal due on the Mortgage Loans in the Loan Group on the Due Date in the month in which the Distribution Date occurs and received prior to the related Determination Date, together with any Advances and payments of Compensating Interest made by the Servicer allocable to the Mortgage Loans in the Loan Group;

                                    (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies relating to the Mortgage Loans in the Loan Group, to the extent these proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Loan Group, by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the calendar month preceding the month of the Distribution Date;


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National City Mortgage Capital Trust 2008-1                    February 12, 2008
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                                    (iii) all partial or full prepayments
                                    received on the Mortgage Loans in the Loan
                                    Group during the calendar month preceding the month of the Distribution Date;

                                    (iv) amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a defective mortgage loan in such Loan Group purchased or replaced by the Mortgage Loan Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect or amounts received in connection with the optional termination of the Trust (or a portion thereof) as of the Distribution Date;

                                    (v) any amount required to be deposited by the Servicer in connection with any losses on investments of funds relating to the Loan Group in the Collection Account and net income received in connection with any REO Property relating to the Loan Group;

                                    (vi) any amounts received from the Depositor representing a reimbursement to the Trust for all costs or damages incurred by the Trust as a result of the violation of the Mortgage Loan Seller's representation that all Mortgage Loans in the Loan Group complied with all applicable predatory or abusive lending laws; and

                                    (vii) any subsequent recoveries for such Loan Group received during the calendar month preceding the month of the Distribution Date;

                              minus the sum of the amounts relating to such Loan Group which the Servicer or the Trustee are permitted to withdraw from the Collection Account or Certificate Account, including, among other things:

                                    (i) amounts payable to the Servicer
                                    representing servicing compensation (to the extent not previously retained);

                                    (ii) reimbursements to the Servicer for
                                    advances and capitalized advances as more fully described in the Pooling Agreement;

                                    (iii) reimbursements to the Servicer for the amount of any expenses incurred in connection with the liquidation of Mortgage Loans in the Loan Group;

                                    (iv) reimbursements to the Servicer for
                                    expenses covered by insurance policies from proceeds of those policies;

                                    (v) amounts to the Depositor, the Servicer or the Trustee representing any indemnification payments or other reimbursable expenses;

                                    (vi) amounts payable to the Mortgage Loan
                                    Seller or the Servicer representing
                                    collections received on any Mortgage Loan or REO Property in the Loan Group after the date of repurchase by the Mortgage Loan Seller or the date of purchase by the Servicer; and

                                    (vii) any amounts deposited in error.

Pool Principal Balance        For each Distribution Date will equal the sum of
                              the Stated Principal Balances of the Mortgage
                              Loans in such loan group outstanding on the Due
                              Date in the month preceding the month of that Distribution Date.

Pool Subordinate Amount       The Group 1 Subordinate Amount or the Group 2
                              Subordinate Amount as the context requires.


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Prepayment Interest
Shortfall                     With respect to a Mortgage Loan for any
                              Distribution Date the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month's interest at the applicable
                              Net Mortgage Interest Rate on the Stated Principal
                              Balance of the Mortgage Loan.

Prepayment Period             The calendar month immediately preceding the
                              Distribution Date.

PSA 100% PSA assumes that the mortgages will prepay at an annual rate of 0.20% in the first month after origination, that the prepayment rate increases at an annual rate of 0.20% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months.

Realized Loss                 With respect to a Liquidated Mortgage Loan, the
                              amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that Mortgage Loan.
                              With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.
                              With respect to a Mortgage Loan subject to a Debt
                              Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Record Date                   With respect to any Distribution Date, the last
                              business day of the month preceding the month of that Distribution Date.

Relief Act                    The Servicemembers Civil Relief Act or any similar
                              state law.

Relief Act Reductions         The amount of interest that would otherwise have
                              been received with respect to any Mortgage Loan in such Loan Group which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

Senior Credit Support
Depletion Date                For each Loan Group is the date on which the
                              aggregate Class Balance of the Subordinate
                              Certificates of such group has been reduced to zero.

Senior Percentage             For each Distribution Date and each Loan Group,
                              the percentage equivalent of a fraction, the numerator of which is the sum of the Class
                              Balances of the Senior Non-PO Certificates of the related group and the denominator of which is equal to the Pool Principal Balance (Non-PO
                              Portion) for such loan group.

Senior Prepayment
Percentage                    The Group 1 Senior Prepayment Percentage or the
                              Group 2 Senior Prepayment Percentage as the context requires.

Senior Principal
Distribution Amount           For a Loan Group and any Distribution Date will
                              equal the sum of

                                 (a) the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the Scheduled Principal Payments for such Loan Group for that Distribution Date; and

                                 (b) the Senior Prepayment Percentage for such Loan Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for such Loan Group for that Distribution Date.

Subordinate Percentage        For each Loan Group and any Distribution Date,
                              100% minus the Senior Percentage for such Loan
                              Group for that Distribution Date.


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                              Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows of the Group 1 Certificates
                  at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed              0% CPB    10% CPB     20%CPB     25%CPB    30% CPB    40% CPB    50% CPB
-------------------------   --------   --------   --------   --------   --------   --------   --------
Class 1-A-1/1-A-2
WAL (yrs)                       4.68       3.65       2.84       2.50       2.20       1.71       1.33
Principal Window (months)     1 - 60     1 - 60     1 - 60     1 - 60     1 - 60     1 - 60     1 - 60

Class 1-B-1/1-B-2/1-B-3
WAL (yrs)                       4.84       4.75       4.46       4.21       3.99       3.49       2.97
Principal Window (months)     1 - 60     1 - 60     1 - 60     1 - 60     1 - 60     1 - 60     1 - 60

(1) 1 Year LIBOR is at all times equal to 2.734%

Weighted Average Lives and Principal Payment Windows of the Group 1 Certificates
                  at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed              0% CPR    10% CPR     20%CPR     25%CPR    30% CPR    40% CPR    50% CPR
-------------------------   --------   --------   --------   --------   --------   --------   --------
Class 1-A-1/1-A-2
WAL (yrs)                      21.12       7.96       4.23       3.32       2.68       1.87       1.37
Principal Window (months)    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360    1 - 350

Class 1-B-1/1-B-2/1-B-3
WAL (yrs)                      21.12      13.57       7.46       6.12       5.25       4.05       3.20
Principal Window (months)    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360    1 - 359    1 - 350

(1) 1 Year LIBOR is at all times equal to 2.734%


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National City Mortgage Capital Trust 2008-1                    February 12, 2008
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Weighted Average Lives and Principal Payment Windows of the Group 2 Certificates
                   at Various Prepayment Speeds (to maturity)

Prepayment Speed              0% PSA   100% PSA    200%PSA    250%PSA   300% PSA   400% PSA   500% PSA
-------------------------   --------   --------   --------   --------   --------   --------   --------
Class 2-A-1/2-A-2
WAL (yrs)                      19.98      11.45       7.54       6.37       5.51       4.32       3.57
Principal Window (months)    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360

Class 2-B-1/2-B-2/2-B-3
WAL (yrs)                      19.98      14.93      12.18      11.27      10.56       9.52       8.81
Principal Window (months)    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360    1 - 360

Weighted Average Lives and Principal Payment Windows of the Group 2 Certificates
                    at Various Prepayment Speeds (to call)(1)

Prepayment Speed              0% PSA   100% PSA    200%PSA    250%PSA   300% PSA   400% PSA   500% PSA
-------------------------   --------   --------   --------   --------   --------   --------   --------
Class 2-A-1/2-A-2
WAL (yrs)                      19.96      11.37       7.36       6.19       5.33       4.18       3.46
Principal Window (months)    1 - 350    1 - 318    1 - 241    1 - 206    1 - 177    1 - 137    1 - 110

Class 2-B-1/2-B-2/2-B-3
WAL (yrs)                      19.96      14.82      11.79      10.77       9.95       8.74       7.76
Principal Window (months)    1 - 350    1 - 318    1 - 241    1 - 206    1 - 177    1 - 137    1 - 110

(1) Assumes that the Optional Termination described herein in exercised at the earliest possible date.


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         Sensitivity of the Class 1-A-3 Certificate to Prepayments(1)(2)
                                (Pre-Tax Yields)

                         Percentage of CPB
-------------------------------------------------------------------
  0%        10%       20%       25%       30%       40%       50%
-------   -------   -------   -------   -------   -------   -------
 66.215    52.395    37.677    30.000    22.022     5.149   -13.236

*The Breakeven Speed for the Class 1-A-3 Certificates is approximately [42]%
CPB.

(1) 1 Year LIBOR is at all times equal to 2.734%

(2) Purchase price on the Class 1-A-3 Certificate assumed to be [0.66423]%

         Sensitivity of the Class 2-IO Certificate to Prepayments(1)(2)
                                (Pre-Tax Yields)

                           Percentage of PSA
-----------------------------------------------------------------------
  0%      100%     200%     250%     300%     400%     500%     1,100%
------   ------   ------   ------   ------   ------   ------   --------
52.369   47.551   42.665   40.196   37.709   32.684   27.589    -4.474

*The Breakeven Speed for the Class 2-IO Certificates is approximately [1,019]% CPB.

(1) 1 Year LIBOR is at all times equal to 2.734%

(2) Purchase price on the Class 2-IO Certificate assumed to be [12.00000]%

         Sensitivity of the Class 2-AP Certificate to Prepayments(1)(2)
                                (Pre-Tax Yields)

                      Percentage of PSA
------------------------------------------------------------
  0%      100%     200%     250%     300%     400%     500%
------   ------   ------   ------   ------   ------   ------
 2.730    5.131    7.965    9.397   10.803   13.507   16.064

(1) 1 Year LIBOR is at all times equal to 2.734%

(2) Purchase price on the Class 2-AP Certificate assumed to be [60.00000]%


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National City Mortgage Capital Trust 2008-1                    February 12, 2008
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                                Breakeven Losses

        Breakeven
         CDR%(a)    WAL (yr)   Cum Loss %
-----   ---------   --------   ----------
1-B-1        0.66       6.20         0.56
1-B-2        0.42       6.14         0.36
1-B-3        0.29       6.14         0.25
2-B-1        0.40      11.21         0.64
2-B-2        0.26      11.23         0.42
2-B-3        0.21      11.24         0.34

Assumptions:

(1)   Run at Pricing Prepayment Speed to maturity

(2)   1Year LIBOR is at all times equal to 2.734%

(3)   25% Loss Severity

(4)   12 month recovery lag

(5)   'Break' is first dollar of principal loss

(6)   Settlement date is 02/29/2008

(7)   CDRs are approximate

(8)   100% Principal and interest is advanced

(9) Principal writedowns are treated as principal payments in the WAL calculation.

Footnotes:

(a) Constant Default Rate ("CDR") is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans


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                        Group 1 Mortgage Loan Statistics
                            (as of the Cut-off Date)

Original Principal Balance(1) - Group 1

                                                                         Weighted               Weighted    Weighted    Weighted
                                                             Percent     Average     Weighted   Average     Average     Average
                                 Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate
Range of Original Principal        of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling
Balance ($)                      Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)
------------------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------
400,000.01 - 500,000.00 ......       37    $17,331,169.45       13.42%   6.425633%      748.7      73.50%      2.250%     11.426%
500,000.01 - 600,000.00 ......       61     33,295,746.37       25.78    6.455847       753.7      70.13       2.250      11.456
600,000.01 - 700,000.00 ......       37     23,471,889.23       18.18    6.402791       747.3      70.69       2.250      11.403
700,000.01 - 800,000.00 ......       19     14,363,156.02       11.12    6.372957       753.5      67.58       2.250      11.373
800,000.01 - 900,000.00 ......       12     10,160,432.52        7.87    6.658769       766.3      66.15       2.250      11.659
900,000.01 - 1,000,000.00 ....       15     14,721,379.56       11.40    6.224986       767.8      62.40       2.250      11.225
1,100,000.01 - 1,200,000.00 ..        4      4,638,741.42        3.59    6.602413       758.6      67.72       2.250      11.602
1,200,000.01 - 1,300,000.00 ..        2      2,550,000.00        1.97    6.497549       778.6      62.86       2.250      11.498
1,300,000.01 - 1,400,000.00 ..        2      2,668,250.00        2.07    6.880950       759.1      65.55       2.250      11.881
1,400,000.01 - 1,500,000.00 ..        2      2,938,400.00        2.28    6.625000       791.5      56.97       2.250      11.625
2,500,000.01 - 3,000,000.00 ..        1      3,000,000.00        2.32    6.250000       774.0      35.29       2.250      11.250
                                 ------   ---------------   ---------    --------    --------   --------    --------    --------
Total ........................      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%
                                 ======   ===============   =========    ========    ========   ========    ========    ========

                                  Weighted
                                  Average
                                 Months to
Range of Original Principal      Next Rate
Balance ($)                      Adjustment
------------------------------   ----------
400,000.01 - 500,000.00 ......           56
500,000.01 - 600,000.00 ......           56
600,000.01 - 700,000.00 ......           57
700,000.01 - 800,000.00 ......           57
800,000.01 - 900,000.00 ......           57
900,000.01 - 1,000,000.00 ....           57
1,100,000.01 - 1,200,000.00 ..           56
1,200,000.01 - 1,300,000.00 ..           55
1,300,000.01 - 1,400,000.00 ..           57
1,400,000.01 - 1,500,000.00 ..           58
2,500,000.01 - 3,000,000.00 ..           57
                                 ----------
Total ........................           57
                                 ==========

----------
(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Group 1 is expected to be approximately $676,427.00.

Cut-off Date Stated Principal Balance(1) - Group 1

                                                                         Weighted               Weighted    Weighted    Weighted
                                                             Percent     Average     Weighted   Average     Average     Average
                                 Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate
Range of Cut-Off Date Stated       of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling
Principal Balances ($)           Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)
------------------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------
300,000.01 - 400,000.00 ......        1       $357,290.58        0.28%   6.250000%      702.0      70.00%      2.250%     11.250%
400,000.01 - 500,000.00 ......       38     17,771,169.45       13.76    6.411999       749.6      72.52       2.250      11.412
500,000.01 - 600,000.00 ......       61     33,638,620.79       26.05    6.456079       753.4      70.41       2.250      11.456
600,000.01 - 700,000.00 ......       36     23,028,549.89       17.83    6.413277       748.8      71.00       2.250      11.413
700,000.01 - 800,000.00 ......       18     13,666,330.36       10.58    6.372852       751.6      67.46       2.250      11.373
800,000.01 - 900,000.00 ......       12     10,160,432.52        7.87    6.658769       766.3      66.15       2.250      11.659
900,000.01 - 1,000,000.00 ....       15     14,721,379.56       11.40    6.224986       767.8      62.40       2.250      11.225
1,000,000.01 - 1,100,000.00 ..        1      1,064,749.99        0.82    6.250000       725.0      70.00       2.250      11.250
1,100,000.01 - 1,200,000.00 ..        3      3,573,991.43        2.77    6.707403       768.6      67.04       2.250      11.707
1,200,000.01 - 1,300,000.00 ..        2      2,550,000.00        1.97    6.497549       778.6      62.86       2.250      11.498
1,300,000.01 - 1,400,000.00 ..        2      2,668,250.00        2.07    6.880950       759.1      65.55       2.250      11.881
1,400,000.01 - 1,500,000.00 ..        2      2,938,400.00        2.28    6.625000       791.5      56.97       2.250      11.625
2,500,000.01 - 3,000,000.00 ..        1      3,000,000.00        2.32    6.250000       774.0      35.29       2.250      11.250
                                 ------   ---------------   ---------    --------    --------   --------    --------    --------
Total ........................      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%
                                 ======   ===============   =========    ========    ========   ========    ========    ========

                                  Weighted
                                  Average
                                 Months to
Range of Cut-Off Date Stated     Next Rate
Principal Balances ($)           Adjustment
------------------------------   ----------
300,000.01 - 400,000.00 ......           54
400,000.01 - 500,000.00 ......           56
500,000.01 - 600,000.00 ......           56
600,000.01 - 700,000.00 ......           57
700,000.01 - 800,000.00 ......           57
800,000.01 - 900,000.00 ......           57
900,000.01 - 1,000,000.00 ....           57
1,000,000.01 - 1,100,000.00 ..           56
1,100,000.01 - 1,200,000.00 ..           56
1,200,000.01 - 1,300,000.00 ..           55
1,300,000.01 - 1,400,000.00 ..           57
1,400,000.01 - 1,500,000.00 ..           58
2,500,000.01 - 3,000,000.00 ..           57
                                 ----------
Total ........................           57
                                 ==========

----------
(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Group 1 is expected to be approximately $672,599.82.

Current Mortgage Rates(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Range of Current         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Mortgage Rates (%)     Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
5.500 - 5.999 ......       25    $16,691,239.55       12.93%   5.776595%      772.2      64.60%      2.250%     10.777%           56
6.000 - 6.499 ......       73     50,028,653.07       38.74    6.233972       755.8      65.71       2.250      11.234            56
6.500 - 6.999 ......       73     47,440,984.69       36.74    6.652240       758.5      69.10       2.250      11.652            57
7.000 - 7.499 ......       20     14,531,492.66       11.25    7.151017       734.2      74.63       2.250      12.151            57
7.500 - 7.999 ......        1        446,794.60        0.35    7.625000       768.0      53.57       2.250      12.625            55
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Group 1 is expected to be approximately 6.437%.

Original Term - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Original Term            of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
(Months)               Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
360 ................      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

Remaining Term to Maturity(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Range of Remaining       of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Term (Months)          Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
351 - 355 ..........       53    $32,266,962.02       24.99%   6.364927%      747.0      69.86%      2.250%     11.365%           54
356 - 360 ..........      139     96,872,202.55       75.01    6.460362       759.7      67.08       2.250      11.460            58
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Group 1 is expected to be approximately 357 months.


--------------------------------------------------------------------------------
JPMorgan [LOGO]                   Page 25 / 33   MBS Trading Desk (212) 834-2499

National City Mortgage Capital Trust 2008-1                    February 12, 2008
--------------------------------------------------------------------------------


Age - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Age (Months)           Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
0 ..................        5     $3,919,750.00        3.04%   6.354272%      750.3      60.22%      2.250%     11.354%           60
1 ..................       18     12,021,589.83        9.31    6.407234       755.9      63.52       2.250      11.407            59
2 ..................       50     33,748,117.84       26.13    6.410277       759.6      64.91       2.250      11.410            58
3 ..................       41     29,337,352.43       22.72    6.542813       763.1      68.62       2.250      11.543            57
4 ..................       25     17,845,392.45       13.82    6.478624       759.2      72.55       2.250      11.479            56
5 ..................        6      4,763,340.54        3.69    6.695184       760.3      61.28       2.250      11.695            55
6 ..................       18     10,160,231.72        7.87    6.333822       747.2      76.52       2.250      11.334            54
7 ..................       27     15,631,739.50       12.10    6.256549       745.7      67.38       2.250      11.257            53
8 ..................        1      1,180,000.00        0.91    7.125000       716.0      80.00       2.250      12.125            52
9 ..................        1        531,650.26        0.41    5.500000       733.0      70.00       2.250      10.500            51
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

Credit Score(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Range of Credit          of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Score                  Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
621 - 640 ..........        1       $513,000.00        0.40%   7.000000%      637.0      89.99%      2.250%     12.000%           54
661 - 680 ..........        4      2,111,945.38        1.64    6.356935       671.0      77.30       2.250      11.357            53
681 - 700 ..........       12      7,266,220.85        5.63    6.702923       692.6      74.70       2.250      11.703            58
701 - 720 ..........       27     16,483,796.81       12.76    6.625974       711.9      75.13       2.250      11.626            56
721 - 740 ..........       25     15,437,830.63       11.95    6.363806       730.0      70.18       2.250      11.364            56
741 - 760 ..........       27     18,927,229.53       14.66    6.372337       752.6      64.49       2.250      11.372            56
761 - 780 ..........       35     26,429,006.70       20.47    6.472687       770.2      65.54       2.250      11.473            57
781 - 800 ..........       47     31,507,506.55       24.40    6.328081       789.8      64.48       2.250      11.328            57
801 - 820 ..........       14     10,462,628.12        8.10    6.400010       806.0      66.30       2.250      11.400            57
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Group 1 is expected to be approximately 757. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
Range of Original      Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Loan-To-Value Ratios     of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
(%)                    Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
10.01 - 20.00 ......        1       $524,250.00        0.41%   6.125000%      796.0      17.48%      2.250%     11.125%           58
30.01 - 40.00 ......       10     10,264,481.09        7.95    6.308768       775.0      34.34       2.250      11.309            57
40.01 - 50.00 ......       11      8,196,868.67        6.35    6.197923       773.0      45.00       2.250      11.198            57
50.01 - 60.00 ......       23     16,244,220.85       12.58    6.412398       763.8      56.78       2.250      11.412            57
60.01 - 70.00 ......       39     26,306,077.16       20.37    6.339585       755.5      67.61       2.250      11.340            56
70.01 - 75.00 ......       22     13,419,437.70       10.39    6.607811       745.1      73.75       2.250      11.608            57
75.01 - 80.00 ......       80     51,093,134.10       39.56    6.499295       753.9      79.36       2.250      11.499            56
80.01 - 85.00 ......        2      1,116,050.00        0.86    6.604627       749.2      85.00       2.250      11.605            55
85.01 - 90.00 ......        2      1,008,780.00        0.78    6.569968       674.4      89.27       2.250      11.570            56
90.01 - 95.00 ......        2        965,865.00        0.75    6.999189       701.1      95.00       2.250      11.999            59
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Group 1 is expected to be approximately 67.77%.

Combined Loan-To-Value Ratios(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
Range of Combined      Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Loan-To-Value Ratios     of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
(%)                    Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
10.01 - 20.00 ......        1       $524,250.00        0.41%   6.125000%      796.0      17.48%      2.250%     11.125%           58
30.01 - 40.00 ......        7      8,438,717.42        6.53    6.263331       780.0      34.69       2.250      11.263            57
40.01 - 50.00 ......       10      7,560,342.85        5.85    6.324967       766.4      42.63       2.250      11.325            57
50.01 - 60.00 ......       18     12,546,962.12        9.72    6.348822       762.6      55.32       2.250      11.349            57
60.01 - 70.00 ......       34     20,688,149.60       16.02    6.267663       759.8      65.29       2.250      11.268            56
70.01 - 75.00 ......       19     12,406,664.97        9.61    6.655253       749.0      71.81       2.250      11.655            57
75.01 - 80.00 ......       47     31,487,075.54       24.38    6.507872       760.6      77.90       2.250      11.508            56
80.01 - 85.00 ......       12      8,188,855.44        6.34    6.419984       745.0      74.98       2.250      11.420            57
85.01 - 90.00 ......       26     17,053,827.01       13.21    6.492936       743.0      76.13       2.250      11.493            56
90.01 - 95.00 ......       18     10,244,319.62        7.93    6.560908       742.4      80.75       2.250      11.561            56
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Group 1 is expected to be approximately 72.18%.

Occupancy Type(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Occupancy Type         Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Primary Home .......      187   $126,061,307.05       97.62%   6.432083%      756.1      67.85%      2.250%     11.432%           57
Second Home ........        5      3,077,857.52        2.38    6.618096       773.6      64.81       2.250      11.618            57
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)Based upon representations of the related borrowers at the time of origination.


--------------------------------------------------------------------------------
JPMorgan [LOGO]                   Page 26 / 33   MBS Trading Desk (212) 834-2499

National City Mortgage Capital Trust 2008-1                    February 12, 2008
--------------------------------------------------------------------------------


Property Type - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Property Type          Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Single Family
   Residence .......      109    $76,007,272.18       58.86%   6.457985%      755.3      66.57%      2.250%     11.458%           57
PUD ................       65     43,609,235.87       33.77    6.396955       759.8      67.75       2.250      11.397            57
Condominium ........       17      8,991,006.26        6.96    6.502286       753.3      77.90       2.250      11.502            56
Co-op ..............        1        531,650.26        0.41    5.500000       733.0      70.00       2.250      10.500            51
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

Loan Purpose - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Loan Purpose           Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Purchase ...........       89    $62,094,508.00       48.08%   6.408301%      759.8      70.74%      2.250%     11.408%           56
Rate/Term
Refinance ..........       65     43,266,553.30       33.50    6.442492       758.0      64.04       2.250      11.442            57
Cash Out
Refinance ..........       38     23,778,103.27       18.41    6.499325       745.5      66.82       2.250      11.499            57
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

Loan Documentation - Group 1

                                                                         Weighted               Weighted    Weighted    Weighted
                                                             Percent     Average     Weighted   Average     Average     Average
                                 Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate
                                   of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling
Loan Documentation               Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)
------------------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------
Full Documentation ...........      115    $81,452,110.07       63.07%   6.455008%      759.3      67.36%      2.250%     11.455%
12-23 Month Employment/Income
Verification .................       40     24,537,457.50       19.00    6.382360       754.7      69.74       2.250      11.382
Stated Income/Verification
of Assets ....................       24     14,656,278.78       11.35    6.366905       747.6      68.69       2.250      11.367
1 Verbal Verification of
Employment and Paystub .......       10      6,738,964.92        5.22    6.535393       752.3      62.66       2.250      11.535
Stated Income/Stated Assets           3      1,754,353.30        1.36    6.537168       745.5      71.39       2.250      11.537
                                 ------   ---------------   ---------    --------    --------   --------    --------    --------
Total ........................      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%
                                 ======   ===============   =========    ========    ========   ========    ========    ========

                                  Weighted
                                  Average
                                 Months to
                                 Next Rate
Loan Documentation               Adjustment
------------------------------   ----------
Full Documentation ...........           57
12-23 Month Employment/Income
Verification .................           57
Stated Income / Verification
of Assets ....................           54
1 Verbal Verification of
Employment and Paystub .......           57
Stated Income / Stated Assets            55
                                 ----------
Total ........................           57
                                 ==========

Lien - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Lien position          Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
First ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

Geographic Distribution of Mortgaged Properties(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
Geographic             Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Distribution of          of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Mortgaged Properties   Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
California .........       90    $58,336,103.59       45.17%   6.533418%      756.0      69.36%      2.250%     11.533%           56
Maryland ...........       17      9,871,250.69        7.64    6.413663       743.7      68.92       2.250      11.414            57
Virginia ...........       12      7,444,118.57        5.76    6.199994       769.3      75.25       2.250      11.200            57
Texas ..............        7      6,125,911.54        4.74    6.181753       774.9      58.29       2.250      11.182            58
Illinois ...........        9      5,966,171.83        4.62    6.319645       748.0      73.26       2.250      11.320            56
Colorado ...........        5      5,303,250.00        4.11    6.458569       755.4      52.69       2.250      11.459            56
Washington .........        8      5,038,536.26        3.90    6.420218       756.6      67.03       2.250      11.420            57
District of Columbia        6      4,624,025.65        3.58    6.264881       775.6      68.88       2.250      11.265            57
Arizona ............        6      4,459,621.62        3.45    6.654358       742.4      67.18       2.250      11.654            57
Michigan ...........        4      2,828,942.22        2.19    6.709653       756.3      76.16       2.250      11.710            57
Georgia ............        4      2,742,548.22        2.12    6.178244       746.9      52.59       2.250      11.178            58
New Jersey .........        4      2,691,606.02        2.08    6.565142       734.3      75.48       2.250      11.565            58
South Carolina .....        3      2,512,000.00        1.95    6.365645       773.0      50.45       2.250      11.366            59
New York ...........        4      2,333,650.26        1.81    5.905909       750.0      68.66       2.250      10.906            56
Missouri ...........        2      2,222,076.78        1.72    6.460951       786.1      69.69       2.250      11.461            57
Tennessee ..........        2      1,500,000.00        1.16    6.000000       790.3      38.90       2.250      11.000            55
Oregon .............        2      1,129,468.64        0.87    6.502331       753.9      69.91       2.250      11.502            57
Minnesota ..........        1        789,000.00        0.61    6.000000       752.0      58.44       2.250      11.000            58
Indiana ............        1        600,000.00        0.46    6.500000       719.0      80.00       2.250      11.500            54
Connecticut ........        1        570,500.00        0.44    6.375000       666.0      70.00       2.250      11.375            54
Nevada .............        1        542,000.00        0.42    6.750000       811.0      69.94       2.250      11.750            55
Pennsylvania .......        1        523,857.52        0.41    6.625000       758.0      80.00       2.250      11.625            55
Ohio ...............        1        503,160.16        0.39    5.625000       785.0      69.45       2.250      10.625            58
Massachusetts ......        1        481,365.00        0.37    7.250000       682.0      95.00       2.250      12.250            58
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)As of the Cut off Date, no more than approximately 2.32% of the Group 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

PMI Coverage (Borrower and Lender paid) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
PMI Coverage           Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
0 ..................      186   $126,048,469.57       97.61%   6.429648%      757.7      67.24%      2.250%     11.430%           57
12 .................        2      1,116,050.00        0.86    6.604627       749.2      85.00       2.250      11.605            55
25 .................        2      1,008,780.00        0.78    6.569968       674.4      89.27       2.250      11.570            56
30 .................        2        965,865.00        0.75    6.999189       701.1      95.00       2.250      11.999            59
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========


--------------------------------------------------------------------------------
JPMorgan [LOGO]                   Page 27 / 33   MBS Trading Desk (212) 834-2499

National City Mortgage Capital Trust 2008-1                    February 12, 2008
--------------------------------------------------------------------------------


PMI Company (Borrower and Lender paid) - Group 1

                                                                         Weighted               Weighted    Weighted    Weighted
                                                             Percent     Average     Weighted   Average     Average     Average
                                 Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate
                                   of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling
PMI Company                      Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)
------------------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------
No Mortgage Insurance ........      186   $126,048,469.57       97.61%   6.429648%      757.7      67.24%      2.250%     11.430%
Private Mortgage Insurance
Group ........................        1        512,550.00        0.40    6.875000       720.0      85.00       2.250      11.875
Radian .......................        1        603,500.00        0.47    6.375000       774.0      85.00       2.250      11.375
Republic Mortgage Insurance
Company ......................        3      1,478,865.00        1.15    6.999470       678.8      93.26       2.250      11.999
United Guaranty Insurance ....        1        495,780.00        0.38    6.125000       713.0      88.53       2.250      11.125
                                 ------   ---------------   ---------    --------    --------   --------    --------    --------
Total ........................      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%
                                 ======   ===============   =========    ========    ========   ========    ========    ========

                                  Weighted
                                  Average
                                 Months to
                                 Next Rate
PMI Company                      Adjustment
------------------------------   ----------
No Mortgage Insurance ........           57
Private Mortgage Insurance
Group ........................           58
Radian .......................           53
Republic Mortgage Insurance
Company ......................           57
United Guaranty Insurance ....           59
                                 ----------
Total ........................           57
                                 ==========

Original Interest-Only Term - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Original Interest-       of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Only Term (Months)     Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
0 ..................       18    $11,917,097.38        9.23%   6.423798%      750.0      67.25%      2.250%     11.424%           57
120 ................      174    117,222,067.19       90.77    6.437809       757.2      67.83       2.250      11.438            56
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

Remaining Interest-Only Term - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Remaining Interest-      of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Only Term (Months)     Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
0 ..................       18    $11,917,097.38        9.23%   6.423798%      750.0      67.25%      2.250%     11.424%           57
111 ................        1        531,650.26        0.41    5.500000       733.0      70.00       2.250      10.500            51
112 ................        1      1,180,000.00        0.91    7.125000       716.0      80.00       2.250      12.125            52
113 ................       24     14,178,897.15       10.98    6.235806       747.5      66.24       2.250      11.236            53
114 ................       16      9,246,711.76        7.16    6.354586       748.6      76.96       2.250      11.355            54
115 ................        6      4,763,340.54        3.69    6.695184       760.3      61.28       2.250      11.695            55
116 ................       23     16,450,662.22       12.74    6.465605       758.4      72.41       2.250      11.466            56
117 ................       40     28,583,754.71       22.13    6.547237       762.8      68.71       2.250      11.547            57
118 ................       42     28,034,275.96       21.71    6.391000       762.0      64.49       2.250      11.391            58
119 ................       16     10,333,024.59        8.00    6.452329       754.9      65.55       2.250      11.452            59
120 ................        5      3,919,750.00        3.04    6.354272       750.3      60.22       2.250      11.354            60
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

Gross Margin(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Gross Margin (%)       Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
2.250 ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)As of the Cut off Date, the weighted average Gross Margin of the Mortgage Loans in Group 1 is expected to be approximately 2.250%.

Maximum Mortgage Rate(1) - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
Range of Maximum         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Mortgage Rate (%)      Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
10.251 - 10.500 ....        2     $1,100,149.87        0.85%   5.500000%      734.0      74.91%      2.250%     10.500%           54
10.501 - 10.750 ....       12      8,092,012.25        6.27    5.723005       783.4      63.53       2.250      10.723            57
10.751 - 11.000 ....       25     16,812,743.37       13.02    5.944246       750.8      63.66       2.250      10.944            57
11.001 - 11.250 ....       32     22,297,324.97       17.27    6.215213       764.0      61.36       2.250      11.215            57
11.251 - 11.500 ....       56     36,210,795.04       28.04    6.436422       756.9      70.08       2.250      11.436            56
11.501 - 11.750 ....       30     20,514,405.72       15.89    6.685107       763.1      67.87       2.250      11.685            57
11.751 - 12.000 ....       20     13,229,924.75       10.24    6.913705       742.5      73.69       2.250      11.914            57
12.001 - 12.250 ....       10      7,407,665.58        5.74    7.142993       733.3      76.58       2.250      12.143            56
12.251 - 12.500 ....        4      3,027,348.42        2.34    7.375000       737.4      72.96       2.250      12.375            57
12.501 - 12.750 ....        1        446,794.60        0.35    7.625000       768.0      53.57       2.250      12.625            55
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========

----------
(1)As of the Cut off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Group 1 is expected to be approximately 11.437%.

Index - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Index                  Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
1 Year LIBOR .......      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========


--------------------------------------------------------------------------------
JPMorgan [LOGO]                   Page 28 / 33   MBS Trading Desk (212) 834-2499

National City Mortgage Capital Trust 2008-1                    February 12, 2008
--------------------------------------------------------------------------------


Months To Roll - Group 1

                                                               Weighted               Weighted    Weighted    Weighted     Weighted
                                                   Percent     Average     Weighted   Average     Average     Average      Average
                       Number      Scheduled      Scheduled     Gross      Average    Original     Gross        Rate      Months to
                         of         Balance        Balance      Coupon      Credit      LTV        Margin     Ceiling     Next Rate
Months To Roll         Loans          ($)            (%)         (%)        Score       (%)         (%)         (%)       Adjustment
--------------------   ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
51 .................        1       $531,650.26        0.41%   5.500000%      733.0      70.00%      2.250%     10.500%           51
52 .................        1      1,180,000.00        0.91    7.125000       716.0      80.00       2.250      12.125            52
53 .................       27     15,631,739.50       12.10    6.256549       745.7      67.38       2.250      11.257            53
54 .................       18     10,160,231.72        7.87    6.333822       747.2      76.52       2.250      11.334            54
55 .................        6      4,763,340.54        3.69    6.695184       760.3      61.28       2.250      11.695            55
56 .................       25     17,845,392.45       13.82    6.478624       759.2      72.55       2.250      11.479            56
57 .................       41     29,337,352.43       22.72    6.542813       763.1      68.62       2.250      11.543            57
58 .................       50     33,748,117.84       26.13    6.410277       759.6      64.91       2.250      11.410            58
59 .................       18     12,021,589.83        9.31    6.407234       755.9      63.52       2.250      11.407            59
60 .................        5      3,919,750.00        3.04    6.354272       750.3      60.22       2.250      11.354            60
                       ------   ---------------   ---------    --------    --------   --------    --------    --------    ----------
Total ..............      192   $129,139,164.57      100.00%   6.436516%      756.5      67.77%      2.250%     11.437%           57
                       ======   ===============   =========    ========    ========   ========    ========    ========    ==========


--------------------------------------------------------------------------------
JPMorgan [LOGO]                   Page 29 / 33   MBS Trading Desk (212) 834-2499

National City Mortgage Capital Trust 2008-1                    February 12, 2008
--------------------------------------------------------------------------------


                        Group 2 Mortgage Loan Statistics
                            (as of the Cut-off Date)

Original Principal Balance(1) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Range of Original Principal Balance ($)                 Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
100,000.01 - 200,000.00 .............................        1       $129,665.95          0.05%     6.625000%      759.0      80.00%
300,000.01 - 400,000.00 .............................        1        379,105.30          0.14      7.250000       700.0      95.00
400,000.01 - 500,000.00 .............................       58     27,353,545.27         10.44      6.789007       756.0      73.10
500,000.01 - 600,000.00 .............................      112     62,239,117.14         23.75      6.757506       760.4      73.29
600,000.01 - 700,000.00 .............................       88     56,675,613.85         21.63      6.803838       756.0      73.95
700,000.01 - 800,000.00 .............................       47     34,987,351.75         13.35      6.744728       765.6      72.29
800,000.01 - 900,000.00 .............................       23     19,350,606.70          7.38      6.567710       765.0      69.39
900,000.01 - 1,000,000.00 ...........................       43     41,886,396.58         15.99      6.709181       762.4      64.96
1,000,000.01 - 1,100,000.00 .........................        6      6,520,968.11          2.49      6.439605       766.3      68.88
1,100,000.01 - 1,200,000.00 .........................        4      4,619,018.64          1.76      6.936327       767.7      66.85
1,200,000.01 - 1,300,000.00 .........................        1      1,246,140.02          0.48      6.375000       778.0      80.00
1,300,000.01 - 1,400,000.00 .........................        2      2,709,941.13          1.03      6.875000       731.3      65.09
1,500,000.01 - 2,000,000.00 .........................        2      3,931,684.09          1.50      7.118813       749.2      55.84
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Group 2 is expected to be approximately $676,357.75.

Cut-off Date Stated Principal Balance(1) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Range of Cut-off Date Stated Principal Balances ($)     Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
100,000.01 - 200,000.00 .............................        1       $129,665.95          0.05%     6.625000%      759.0      80.00%
300,000.01 - 400,000.00 .............................        1        379,105.30          0.14      7.250000       700.0      95.00
400,000.01 - 500,000.00 .............................       58     27,353,545.27         10.44      6.789007       756.0      73.10
500,000.01 - 600,000.00 .............................      112     62,239,117.14         23.75      6.757506       760.4      73.29
600,000.01 - 700,000.00 .............................       89     57,325,537.93         21.88      6.808897       755.5      74.01
700,000.01 - 800,000.00 .............................       46     34,337,427.67         13.10      6.735165       766.6      72.15
800,000.01 - 900,000.00 .............................       24     20,250,375.65          7.73      6.586918       762.6      69.79
900,000.01 - 1,000,000.00 ...........................       42     40,986,627.63         15.64      6.702797       763.5      64.66
1,000,000.01 - 1,100,000.00 .........................        6      6,520,968.11          2.49      6.439605       766.3      68.88
1,100,000.01 - 1,200,000.00 .........................        4      4,619,018.64          1.76      6.936327       767.7      66.85
1,200,000.01 - 1,300,000.00 .........................        1      1,246,140.02          0.48      6.375000       778.0      80.00
1,300,000.01 - 1,400,000.00 .........................        2      2,709,941.13          1.03      6.875000       731.3      65.09
1,500,000.01 - 2,000,000.00 .........................        2      3,931,684.09          1.50      7.118813       749.2      55.84
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Group 2 is expected to be approximately $675,332.87.

Current Mortgage Rates(1) - Group 2


                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
Range of                                                  of        Scheduled       Scheduled       Gross        Credit    Original
Current Mortgage Rates (%)                              Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
5.500 - 5.999 .......................................       12     $7,290,740.80          2.78%     5.783607%      766.5      71.06%
6.000 - 6.499 .......................................       59     41,672,081.92         15.90      6.292434       768.7      67.38
6.500 - 6.999 .......................................      219    148,323,646.71         56.61      6.693091       763.9      70.68
7.000 - 7.499 .......................................       74     49,751,212.66         18.99      7.123189       750.7      73.41
7.500 - 7.999 .......................................       18     11,581,097.25          4.42      7.625210       728.9      77.48
8.000 - 8.499 .......................................        5      2,907,578.36          1.11      8.264837       738.2      82.75
8.500 - 8.999 .......................................        1        502,796.83          0.19      8.625000       623.0      90.00
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)As of the Cut off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Group 2 is expected to be approximately 6.748%.

Original Term - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Original Term (Months)                                  Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
347 .................................................        1       $464,300.00          0.18%     8.125000%      791.0      94.99%
360 .................................................      387    261,564,854.53         99.82      6.745630       760.1      71.11
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

Remaining Term to Maturity(1) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
Range of                                                  of        Scheduled       Scheduled       Gross        Credit    Original
Remaining Term (Months)                                 Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
346 - 350 ...........................................        3     $1,890,115.63          0.72%     6.532422%      751.6      73.59%
351 - 355 ...........................................       33     21,293,270.80          8.13      6.966067       741.0      72.41
356 - 360 ...........................................      352    238,845,768.10         91.15      6.730346       761.9      71.03
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Group 2 is expected to be approximately 358 months.


--------------------------------------------------------------------------------
JPMorgan [LOGO]                   Page 30 / 33   MBS Trading Desk (212) 834-2499

National City Mortgage Capital Trust 2008-1                    February 12, 2008
--------------------------------------------------------------------------------


Age - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Age (Months)                                            Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
0 ...................................................       35    $25,963,904.00          9.91%     6.501699%      762.2      68.95%
1 ...................................................      107     72,778,369.15         27.77      6.666400       762.0      69.94
2 ...................................................       74     50,525,576.35         19.28      6.725961       763.4      72.01
3 ...................................................       73     47,771,745.48         18.23      6.873282       759.8      73.27
4 ...................................................       64     42,270,473.12         16.13      6.839908       762.6      70.71
5 ...................................................       21     13,548,185.19          5.17      7.043780       738.4      72.18
6 ...................................................        8      4,634,251.88          1.77      6.930551       771.9      79.93
7 ...................................................        1      1,346,577.95          0.51      6.875000       678.0      50.00
8 ...................................................        2      1,218,927.53          0.47      6.490529       708.2      76.79
9 ...................................................        1        545,328.25          0.21      6.625000       772.0      59.76
10 ..................................................        1        538,804.63          0.21      5.625000       773.0      79.13
11 ..................................................        1        887,011.00          0.34      6.250000       718.0      59.02
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

Credit Score(1) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
Range of                                                  of        Scheduled       Scheduled       Gross        Credit    Original
Credit Score                                            Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
621 - 640 ...........................................        3     $1,691,631.85          0.65%     7.305550%      632.8      80.68%
641 - 660 ...........................................        2      1,237,508.17          0.47      7.827746       650.9      72.24
661 - 680 ...........................................        7      4,832,266.91          1.84      7.027371       676.3      73.25
681 - 700 ...........................................       22     14,078,472.80          5.37      6.971439       691.8      75.44
701 - 720 ...........................................       44     29,112,292.03         11.11      6.835884       711.6      73.80
721 - 740 ...........................................       39     26,319,448.38         10.04      6.885595       730.9      74.45
741 - 760 ...........................................       34     24,004,219.45          9.16      6.670109       751.3      70.26
761 - 780 ...........................................       85     57,232,402.31         21.84      6.622994       771.2      71.13
781 - 800 ...........................................      117     78,537,064.49         29.97      6.713674       789.9      68.77
801 - 820 ...........................................       35     24,983,848.14          9.53      6.699341       805.7      69.53
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Group 2 is expected to be approximately 760. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
Range of                                                  of        Scheduled       Scheduled       Gross        Credit    Original
Original Loan-To-Value Ratios (%)                       Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
00.01 - 10.00 .......................................        1       $935,000.00          0.36%     6.000000%      780.0       8.50%
20.01 - 30.00 .......................................        4      2,903,842.74          1.11      6.705599       772.8      25.74
30.01 - 40.00 .......................................        3      1,751,042.60          0.67      6.717461       791.6      38.01
40.01 - 50.00 .......................................       19     15,424,705.80          5.89      6.702707       748.6      45.93
50.01 - 60.00 .......................................       48     33,755,936.53         12.88      6.591606       769.6      56.35
60.01 - 70.00 .......................................       58     42,347,945.48         16.16      6.738049       772.1      65.72
70.01 - 75.00 .......................................       44     30,359,989.86         11.59      6.690608       761.7      73.48
75.01 - 80.00 .......................................      179    117,581,860.79         44.87      6.768846       756.0      79.57
80.01 - 85.00 .......................................        6      3,296,092.97          1.26      6.876261       768.8      84.24
85.01 - 90.00 .......................................       20     10,953,642.55          4.18      7.173856       733.6      89.39
90.01 - 95.00 .......................................        6      2,719,095.21          1.04      7.299085       739.2      95.00
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Group 2 is expected to be approximately 71.16%.

Combined Loan-To-Value Ratios(1) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
Range of                                                  of        Scheduled       Scheduled       Gross        Credit    Original
Combined Loan-To-Value Ratios (%)                       Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
00.01 - 10.00 .......................................        1       $935,000.00          0.36%     6.000000%      780.0       8.50%
20.01 - 30.00 .......................................        3      2,215,591.78          0.85      6.652976       772.1      25.49
30.01 - 40.00 .......................................        2      1,152,490.59          0.44      6.505804       790.3      36.97
40.01 - 50.00 .......................................       19     15,622,956.76          5.96      6.697052       751.1      45.12
50.01 - 60.00 .......................................       38     25,747,536.79          9.83      6.590435       776.7      55.83
60.01 - 70.00 .......................................       49     34,619,728.89         13.21      6.737503       774.0      65.49
70.01 - 75.00 .......................................       38     26,701,778.37         10.19      6.634439       763.5      71.05
75.01 - 80.00 .......................................      109     74,601,734.32         28.47      6.760154       757.0      78.40
80.01 - 85.00 .......................................       18     11,076,737.95          4.23      6.784613       770.6      76.84
85.01 - 90.00 .......................................       80     51,449,561.73         19.64      6.852755       747.3      79.02
90.01 - 95.00 .......................................       30     17,776,371.40          6.78      6.903880       751.4      81.88
95.01 - 100.00 ......................................        1        129,665.95          0.05      6.625000       759.0      80.00
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)As of the Cut off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Group 2 is expected to be approximately 74.89%.

Occupancy Type(1) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Occupancy Type                                          Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
Primary Home ........................................      369   $249,025,658.52         95.04%     6.743285%      760.2      71.19%
Second Home .........................................       19     13,003,496.01          4.96      6.839782       759.2      70.46
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)Based upon representations of the related borrowers at the time of origination.


--------------------------------------------------------------------------------
JPMorgan [LOGO]                   Page 31 / 33   MBS Trading Desk (212) 834-2499

National City Mortgage Capital Trust 2008-1                    February 12, 2008
--------------------------------------------------------------------------------


Property Type - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Property Type                                           Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
Single Family Residence .............................      250   $167,958,816.64         64.10%     6.769525%      760.1      70.01%
PUD .................................................      112     77,531,096.34         29.59      6.702362       761.7      73.03
Condominium .........................................       24     15,599,141.55          5.95      6.710726       753.7      73.32
Co-op ...............................................        2        940,100.00          0.36      7.305260       749.3      85.06
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

Loan Purpose - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Loan Purpose                                            Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
Purchase ............................................      245   $165,093,149.62         63.01%     6.732205%      761.1      73.93%
Rate/Term Refinance .................................       82     56,263,169.89         21.47      6.823824       759.1      67.21
Cash Out Refinance ..................................       61     40,672,835.02         15.52      6.707699       757.7      65.37
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

Loan Documentation - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Loan Documentation                                      Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
Full Documentation ..................................      272   $189,355,689.00         72.27%     6.734706%      759.1      70.35%
12-23 Month Employment/Income Verification ..........       83     51,409,027.48         19.62      6.765495       763.6      74.49
1 Verbal Verification of Employment and
Paystub .............................................       23     14,330,309.33          5.47      6.764273       771.4      70.85
Stated Income / Verification of Assets. .............        7      4,331,804.24          1.65      6.850964       736.3      65.90
Verbal Verification of Employment ...................        3      2,602,324.48          0.99      7.116105       742.9      74.51
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

Lien- Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Lien position                                           Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
First ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

Geographic Distribution of Mortgaged Properties(1) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
Geographic Distribution of Mortgaged                      of        Scheduled       Scheduled       Gross        Credit    Original
Properties                                              Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
California ..........................................       81    $52,469,324.88         20.02%     6.675778%      768.1      69.57%
Maryland ............................................       55     39,015,520.57         14.89      6.753594       758.4      72.66
Virginia ............................................       50     32,380,568.89         12.36      6.617776       771.6      72.92
Texas ...............................................       30     22,463,330.86          8.57      6.797860       760.6      76.13
Illinois ............................................       30     20,817,766.72          7.94      6.800278       755.7      70.46
North Carolina ......................................       13      8,625,866.98          3.29      6.775908       754.4      76.85
Washington ..........................................       13      8,053,572.34          3.07      6.801361       753.6      73.89
District of Columbia ................................       11      7,842,320.54          2.99      6.618664       745.7      66.25
Georgia .............................................        9      6,576,024.08          2.51      6.934951       738.9      66.02
New Jersey ..........................................       10      6,258,388.28          2.39      7.210680       719.6      75.23
Pennsylvania ........................................       10      6,194,649.63          2.36      6.635835       758.3      72.84
Colorado ............................................        9      5,711,896.87          2.18      6.760311       776.5      60.39
Oregon ..............................................        7      4,493,715.30          1.71      6.922444       767.5      69.44
Massachusetts .......................................        6      4,359,276.24          1.66      6.779777       749.3      71.64
Arizona .............................................        6      4,051,089.16          1.55      6.792526       738.0      68.22
Michigan ............................................        5      3,634,394.83          1.39      6.869332       753.2      70.42
Indiana .............................................        5      3,581,719.08          1.37      6.791484       787.9      74.59
New York ............................................        4      2,532,460.70          0.97      6.818868       742.1      66.09
Ohio ................................................        4      2,479,456.15          0.95      6.945477       769.4      57.17
Missouri ............................................        3      2,185,660.67          0.83      6.528658       764.5      60.02
Kansas ..............................................        3      2,139,278.36          0.82      6.692462       772.7      71.75
Nevada ..............................................        3      1,820,192.27          0.69      6.832551       769.1      76.40
New Mexico ..........................................        2      1,709,729.06          0.65      6.821283       780.9      72.61
Florida .............................................        3      1,560,412.70          0.60      7.031540       793.3      67.33
Tennessee ...........................................        2      1,506,103.95          0.57      6.748847       774.4      79.37
Maine ...............................................        2      1,430,654.63          0.55      6.568311       710.0      76.72
Idaho ...............................................        2      1,096,032.98          0.42      6.897787       734.1      68.44
Hawaii ..............................................        1        999,999.00          0.38      6.625000       758.0      50.00
Utah ................................................        2        990,000.00          0.38      7.027778       751.9      71.50
Wisconsin ...........................................        1        939,248.29          0.36      7.125000       688.0      78.33
Iowa ................................................        1        840,000.00          0.32      6.375000       727.0      70.00
Delaware ............................................        1        825,000.00          0.31      6.750000       769.0      75.00
South Carolina ......................................        1        719,724.23          0.27      6.625000       750.0      22.53
Minnesota ...........................................        1        695,242.83          0.27      6.750000       778.0      79.82
Vermont .............................................        1        523,533.46          0.20      6.375000       763.0      63.89
Louisiana ...........................................        1        507,000.00          0.19      7.000000       703.0      65.00
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

----------
(1)As of the Cut off Date, no more than approximately 2.16% of the Group 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

PMI Coverage (Borrower and Lender paid) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
PMI Coverage                                            Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
0 ...................................................      354   $243,972,823.80         93.11%     6.719289%      761.3      69.87%
12 ..................................................       10      5,614,990.16          2.14      7.017000       768.6      83.22
25 ..................................................       18      9,722,245.36          3.71      7.160983       731.1      89.77
30 ..................................................        6      2,719,095.21          1.04      7.299085       739.2      95.00
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========


--------------------------------------------------------------------------------
JPMorgan [LOGO]                   Page 32 / 33   MBS Trading Desk (212) 834-2499

National City Mortgage Capital Trust 2008-1                    February 12, 2008
--------------------------------------------------------------------------------


PMI Company (Borrower and Lender paid) - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
PMI Company                                             Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
No Mortgage Insurance ...............................      354   $243,972,823.80         93.11%     6.719289%      761.3      69.87%
United Guaranty Insurance ...........................       14      7,501,632.41          2.86      6.827914       751.6      88.14
Republic Mortgage Insurance Company .................       10      5,019,489.92          1.92      7.441030       741.5      89.29
Private Mortgage Insurance Group ....................        6      3,493,712.28          1.33      7.036773       717.4      89.63
Mortgage Guaranty Insurance Corp ....................        2      1,089,696.12          0.42      7.881997       759.4      87.29
Radian ..............................................        1        487,500.00          0.19      6.875000       762.0      75.00
General Electric Mortgage Insurance .................        1        464,300.00          0.18      8.125000       791.0      94.99
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

Original Interest-Only Term - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Original Interest-Only Term (Months)                    Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
0 ...................................................      324   $221,131,391.99         84.39%     6.750184%      760.1      71.14%
120 .................................................       64     40,897,762.54         15.61      6.736664       760.3      71.24
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========

Remaining Interest-Only Term - Group 2

                                                                                                   Weighted     Weighted   Weighted
                                                        Number                       Percent       Average      Average    Average
                                                          of        Scheduled       Scheduled       Gross        Credit    Original
Remaining Interest-Only Term (Months)                   Loans      Balance ($)     Balance (%)    Coupon (%)     Score     LTV (%)
-----------------------------------------------------   ------   ---------------   -----------    ----------    --------   --------
0 ...................................................      324   $221,131,391.99         84.39%     6.750184%      760.1      71.14%
114 .................................................        3      1,543,628.51          0.59      6.935148       779.5      83.08
115 .................................................        5      3,712,799.87          1.42      6.827613       766.2      64.29
116 .................................................        9      4,950,019.37          1.89      6.783061       767.7      68.99
117 .................................................        7      4,617,193.38          1.76      7.102655       722.8      75.74
118 .................................................       15      9,200,256.10          3.51      6.740728       765.0      74.16
119 .................................................       22     14,594,915.31          5.57      6.601582       762.6      71.10
120 .................................................        3      2,278,950.00          0.87      6.460459       764.5      59.56
                                                        ------   ---------------   -----------    ----------    --------   --------
Total ...............................................      388   $262,029,154.53        100.00%     6.748074%      760.1      71.16%
                                                        ======   ===============   ===========    ==========    ========   ========


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JPMorgan [LOGO]                   Page 33 / 33   MBS Trading Desk (212) 834-2499